SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 2, 2004


                                  eGames, Inc.
             (Exact name of registrant as specified in its charter)


       Pennsylvania                    0-27102                  23-2694937
       ------------                    -------                  ----------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
 of incorporation)                                          Identification No.)



2000 Cabot Blvd. West, Suite 110, Langhorne, PA                 19047-1833
-----------------------------------------------                 ----------
(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (215) 750-6606


                    -----------------------------------------
          (Former name or former address, if changed since last report)

Item 7(c). Exhibits


Exhibit
Number                                Description
---------                   ------------------------------------

99.1                        Press Release dated February 2, 2004


Item 12.   Results of Operations and Financial Condition

On February 2, 2004, eGames, Inc. (the "Company") issued a press release announcing its financial results for the three and six months ended December 31, 2003. A copy of the press release is furnished as Exhibit 99.1.

The information in this report shall not deemed to be "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  eGames, Inc.


                                       By: /s/ Thomas W. Murphy
                                           ------------------------------------
                                           Thomas W. Murphy, Vice President and
                                           Chief Financial Officer
Dated: February 2, 2004

                                                                 EXHIBIT 99.1

At eGames, Inc.
Jerry Klein, President & CEO
(215) 750-6606 (Ext. 118)
Tom Murphy, Vice President & CFO
(215) 750-6606 (Ext. 113)

For Immediate Release


                                eGAMES ANNOUNCES
                  SECOND QUARTER FISCAL 2004 FINANCIAL RESULTS


Langhorne, PA - February 2, 2004 - eGames, Inc. (OTCBB: EGAM), a publisher of Family Friendly(TM), value-priced consumer entertainment PC software games, today announced its financial results for the three and six months ended December 31, 2003.

Three Months Ended December 31, 2003:
-------------------------------------
For the three months ended December 31, 2003, net sales increased by $170,000, or 9%, to $2,116,000 compared to $1,946,000 for the same quarter a year earlier. Net income was $471,000, or $0.04 per diluted share, for the quarter ended December 31, 2003 compared to $442,000, or $0.04 per diluted share, for the same quarter a year ago.

The $170,000 increase in net sales resulted from a $211,000 increase in net product sales to traditional software distributors and retailers due mostly to increased distribution of the Company's software titles to major North American mass-merchant and specialty retailers served by the Company's largest distributor (Atari, Inc.). The $211,000 net sales increase to traditional software distributors and retailers was partially offset by a $24,000 decrease in licensing revenues, and minor decreases in net product sales to inventory liquidation distributors and retailers and non-traditional software distributors and retailers.

Six Months Ended December 31, 2003:
-----------------------------------
For the six months ended December 31, 2003, net sales increased by $363,000, or 10%, to $4,168,000 compared to $3,805,000 for the same year ago period. Net income was $950,000, or $0.09 per diluted share, compared to $655,000, or $0.06 per diluted share, for the same six-month period a year earlier.

The $363,000 increase in net sales resulted from a $717,000 increase in net product sales to traditional software distributors and retailers, due primarily to increased distribution of the Company's software titles to major North American mass-merchant and specialty retailers served by Atari, Inc. The $717,000 net sales increase to traditional software distributors and retailers was partially offset by a $247,000 decrease in net product sales to inventory liquidation distributors and retailers, a $78,000 decrease in net product sales to non-traditional software distributors and retailers, and a $29,000 decrease in licensing revenues.

The following table represents the Company's net sales by distribution channel for the three and six months ended December 31, 2003 and 2002, respectively:

                        Net Sales by Distribution Channel
                        ---------------------------------
                             (amounts in thousands)
                             ----------------------

                                                        Three Months ended
                                                           December 31,
                                                        ------------------
                                                                              Increase      %
Distribution Channel                                      2003      2002     (Decrease)   Change
---------------------------------------------------      -------   -------   ---------    ------
Traditional software distributors and retailers          $ 1,941   $ 1,730       $ 211       12%
Licensing revenues                                           121       145         (24)     (17%)
Inventory liquidation distributors and retailers              54        68         (14)     (21%)
Non-traditional software distributors and retailers        - 0 -         3          (3)    (100%)
---------------------------------------------------      -------   -------   ---------    ------
Totals                                                   $ 2,116   $ 1,946       $ 170        9%
                                                         =======   =======       =====        ==

                                                         Six Months ended
                                                           December 31,
                                                        ------------------
                                                                              Increase      %
Distribution Channel                                      2003      2002     (Decrease)   Change
---------------------------------------------------      -------   -------    --------    ------
Traditional software distributors and retailers          $ 3,892   $ 3,175       $ 717       23%
Licensing revenues                                           222       251         (29)     (12%)
Inventory liquidation distributors and retailers              54       301        (247)     (82%)
Non-traditional software distributors and retailers        - 0 -        78         (78)    (100%)
---------------------------------------------------      -------   -------    --------    ------
Totals                                                   $ 4,168   $ 3,805       $ 363       10%
                                                         =======   =======       =====       ===

Second Quarter Fiscal 2004 - Key Items:
---------------------------------------
The Company's second quarter fiscal 2004 financial results benefited from an increase in overall net sales, combined with reductions in operating expenses and interest costs. These financial improvements were partially offset by a reduction in the gross profit margin due mainly to sales of titles with higher product costs. The following highlights represent certain key items relating to the second quarter of fiscal 2004 compared to the same period a year earlier:

        o Net product sales to traditional software distributors and retailers increased by $211,000 or 12%, but were negatively impacted by lower than anticipated consumer demand for certain promotional box titles distributed at mass-merchant retailers during the holiday season;
        o Gross profit increased to $1,223,000 from $1,205,000;
        o Gross profit margin decreased to 58% from 62%;
        o Operating expenses reduced by $21,000 to $730,000;
        o Operating margin remained constant at 23%;
        o Net interest income increased to $1,000 from net interest expense of ($12,000); and
        o Net income increased by 7% to $471,000.

The primary cause of the 4% decrease in the quarterly gross profit margin was an increase in product costs, as a percentage of net sales, due to:

        o Increased distribution of box titles which included two to six compact disks (CD's), compared to the year ago period, when most of our titles in distribution contained only one CD; and
        o New requirement by certain mass-merchant retailers to have security sensor tags included in software packages.

The following table represents the Company's summary balance sheet information as of December 31, 2003 and June 30, 2003, respectively:

                        Summary Balance Sheet Information
                        ---------------------------------
                             (amounts in thousands)
                             ----------------------

                                       As of
                            ---------------------------
                            December 31,     June 30,     Increase
Description                     2003           2003       Decrease)
-------------------------   ------------   ------------   --------
Cash and cash equivalents      $ 1,787       $ 1,024         $ 763
Accounts receivable, net         1,108         1,149           (41)
Inventory, net                     738           500           238
Other assets                       372           256           116
Total liabilities               (1,284)       (1,183)          101
-------------------------   ------------   ------------   --------
Stockholders' equity           $ 2,721       $ 1,746         $ 975
                               =======       =======         =====


Comments:
---------
Jerry Klein, President and Chief Executive Officer, commented, "Midway through fiscal 2004 we have exceeded our expectations in most aspects of the business. One of our most important accomplishments has been our ability to gain new business relationships at a number of retailers, including Office Max, Sam's Club and BJ's. We have also enjoyed greater breadth of distribution at existing retail accounts, such as Wal-Mart, Target, Best Buy and Circuit City."

Mr. Klein further stated, "One area that we will continue to focus on improving is our profitability, which for the first six months of fiscal 2004 reflected a 45% increase over our net income earned during the prior year's six month period, but only reflected a minor improvement in the current quarter's results over the year ago quarter. Throughout the first half of fiscal 2004 we have remained committed to our business plan, which continues to focus on providing fun, familiar, easy-to-play, value-priced consumer entertainment PC software games to the value conscious consumer, at prices that are both attractive to consumers and profitable to retailers and eGames. In particular, during the first six months of fiscal 2004 we have increased our cash position by $763,000, our working capital by $958,000, and we have continued to remain free of any long-term debt. Finally as fiscal 2004 continues, we remain committed to being financially disciplined while searching for incremental ways to increase profitability and to maximize shareholder value."

About eGames, Inc.
------------------
eGames, Inc., headquartered in Langhorne, PA, publishes and markets a diversified line of Family Friendly(TM), value-priced consumer entertainment PC software games. The Company promotes the eGames(TM) and Game Master Series(TM) brands in order to generate customer loyalty, encourage repeat purchases and differentiate eGames software products to retailers and consumers. eGames also publishes and markets RealAge(R) Games & Skills, a collection of PC software activities and games designed to help build and maintain mental sharpness. RealAge Games & Skills also provides information and knowledge about aging gathered from over twenty-five years of research funded by the National Institute on Aging. Additional information regarding eGames, Inc. and RealAge Games & Skills can be found at www.egames.com and www.realagegames.com respectively. eGames -- Where the "e" is for Everybody!(R)

Forward-Looking Statement Safe Harbor:
--------------------------------------
This press release contains certain forward-looking statements, including without limitation, statements regarding: the Company's objectives of improving the Company's financial strength and maximizing shareholder value by leveraging the Company's recent success and specifically by continuing to be financially disciplined, profitable and cash flow positive; the Company's continuing commitment to improving profitability and maximizing cash flow; and other statements that contain the words "believes," "expects," "may," "should," or "anticipates". The actual results achieved by the Company and the factors that could cause actual results to differ materially from those indicated by the forward-looking statements are in many ways beyond the Company's control. The Company cautions readers that the following important factors, among others, could cause the Company's actual results to differ materially from those expressed in this press release: the Company's ability to maintain or increase the number of retail facings carrying our products; the continued success of the Company's third party distribution relationships, including the financial viability of its largest distributors; the market acceptance and successful sell-through results for the Company's products at retail stores; the market acceptance of increased pricing of some of the Company's products; the amount of unsold product that is returned to the Company by retail stores and distributors; the Company's ability to accurately estimate the amount of product returns and price markdowns that will occur and the adequacy of the allowances established for such product returns and price markdowns; the Company's ability to collect outstanding accounts receivable and establish adequate allowances for uncollectible receivables; fluctuating costs of developing, producing and marketing the Company's products; the Company's ability to license or develop quality content for its products; consumers' continued demand for value-priced software; increased competition in the value-priced software category; and various other factors, many of which are beyond the Company's control. Risks and uncertainties that may affect the Company's future results and performance also include, but are not limited to, those discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003 and Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003 filed with the Securities and Exchange Commission.